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                                                                    Exhibit 23.2




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated June 15, 2000 on our audit of the financial statements and supplemental schedule of the AmeriGas Propane, Inc. Savings Plan for the year ended December 31, 1999 and the three months ended December 31, 1998, and our report dated June 15, 2000 on our audit of the financial statements and supplemental schedule of the UGI Utilities, Inc. Savings Plan for the year ended December 31, 1999 and the three months ended December 31, 1998, included in UGI Corporation's Annual Report on Form 10-K (as amended by Form 10-K/A, Amendment No. 1) for the fiscal year ended September 30, 1999, into UGI Corporation's previously filed Form S-8 Registration Statement No. 33-47319; Form S-3 Registration Statement No. 33-78776; Form S-8 Registration Statement No. 33-61722; Form S-8 Registration Statement No. 333-22305 and Form S-8 Registration Statement No. 333-37093.

Arthur Andersen LLP
Philadelphia, Pennsylvania
June 27, 2000